Exhibit 10-P-16

Terms and Conditions of Restricted Stock Unit Agreement
2008 Long-Term Incentive Plan (the "Plan")

Effective for Time-based Restricted Stock Units ("RSUs") granted on or after May 1, 2008.

1.
The rights of Grantees with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Articles 2, 3, or 4.

No shares of Ford Common Stock ("Stock") shall be issued to Grantee prior to the date on which the RSUs vest, and the restrictions with respect to the RSUs lapse, in accordance with Articles 2, 3, or 4. Neither this Article 1 nor any action taken pursuant to or in accordance with this Article 1 shall be construed to create a trust of any kind. After any RSUs vests pursuant to Articles 2, 3, or 4, the Company shall promptly cause to be issued shares of Stock to an account that will be set up in the Grantee's name with Smith Barney, Inc., or such other administrator as the Company shall appoint, [unless such payment of Stock is deferred in accordance with the terms and conditions of the Company's non-qualified deferred compensation plan].

2.	Subject to the terms and conditions of any RSU Agreement, the Plan and the terms and conditions set forth herein, the RSU Grant will vest according to the terms specified in the Agreement.

3.
Except as provided in the following two paragraphs, if, prior to the date six months from the date of the RSU Agreement, the Grantee's employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Grantee, the RSU Grant shall terminate on the date of such termination of employment and all rights hereunder and under the RSU Agreement shall cease.

Notwithstanding anything to the contrary set forth herein or in the Agreement, if the Grantee's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture (as hereinafter defined)) of the division, operation or subsidiary in which the Grantee was employed or to which the Grantee was assigned, the RSU Grant shall continue under the vesting schedule provided in Article 2, provided the Grantee, at the date of such termination, had remained in the employ of the Company for at least three months following the RSU Grant.

If the Grantee's employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company, release under mutually satisfactory conditions, termination under a voluntary or involuntary Company separation program or career transition program, voluntary quit, or retirement without the approval of the Company, prior to the vesting of all or any portion of the RSU Grant, the Grantee shall forfeit the unvested portion of such RSU Grant.

4.
Anything herein or in the RSU Agreement to the contrary notwithstanding, the vesting of any unvested RSUs shall continue only if the Grantee satisfies each of the following conditions: (i) makes himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the company or of any subsidiary thereof, and (ii) he or she refrains from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

In the event of the Grantee's nonfulfillment of either condition set forth in the immediately preceding paragraph, the Grantee will forfeit any unvested of the RSUs; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of, or subsequent to termination of his or her employment) be waived in the following manner:

Exhibit 10-P-16 (Continued)

A.
if the Grantee at any time shall have been subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the liability provisions of Section 16(b) of the Exchange Act (any such Grantee being hereinafter called a "Section 16 Person"), such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

B.
if the Grantee shall not at any time have been a Section 16 Person, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

Anything contained herein or in the RSU Agreement to the contrary notwithstanding, the vesting of RSUs following termination of the Grantee's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that the Grantee at any time (whether before or subsequent to termination of the Grantee's employment) acted in a manner inimical to the best interests of the Company. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the company or any subsidiary thereof shall be governed by the two immediately preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

5.
As a condition of the granting of the RSU Grant, the Grantee and the Grantee's successors and assignees agree that any dispute or disagreement which shall arise under or as a result of the Agreement or these terms and conditions shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement or of these terms and conditions shall be final and shall be binding and conclusive for all purposes.

6.
Unless the Committee determines otherwise, unvested RSUs shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and, during the Grantee's lifetime, unvested RSUs may only vest in the Grantee or the Grantee's guardian or legal representative. Once transferred by will or by the laws of descent and distribution, any unvested RSU shall not be further transferable. Any permitted transferee of an unvested RSU shall take the same subject to the terms and conditions set forth herein. No such transfer of any unvested RSU shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferees of the terms and conditions set forth herein. No assignment or transfer of an unvested RSU, or of the rights represented thereby, other than as provided in this Article, shall vest in the purported assignee or transferee any interest or right therein whatsoever.

Notwithstanding anything to the contrary set forth herein, the Grantee may file with the Company or its designee a written designation of beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to hold, in the event of the Grantee's death, an unvested RSU subject to the terms and conditions set forth herein and to receipt by the Company of such evidence as the Committee may deem necessary to establish the acceptance by the beneficiary or beneficiaries of the terms and conditions set forth herein. The Grantee shall be deemed to have designated as beneficiary or beneficiaries the person or persons who receive the Grantee's life insurance proceeds under the basic Company Life Insurance Plan unless the Grantee shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries. The Grantee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary by the Grantee shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to hold an unvested RSU, the Committee may determine to recognize only the legal representative of the Grantee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Exhibit 10-P-16 (Continued)

7.
The Grantee, a beneficiary designated pursuant to Article 6 hereof, or a transferee of the unvested RSU shall have no rights as a stockholder with respect to any share covered by an unvested RSU until such person have become the holder of record of such share, and, except as provided in Article 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date upon which such person shall become the holder of record thereof.

8.
The existence of the RSU shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings whether of a similar character or otherwise.

9.
The shares covered by an RSU are shares of Stock as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of Stock and/or cash deliverable upon the vesting of an RSU, the Company shall effect the payment of a stock dividend on Stock payable in shares of Stock, a subdivision or combination of the shares of Stock, or a reclassification of Stock, the number and price of shares under the RSU shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the RSU.

10.
Except as hereinbefore expressly provided, (a) the issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, or (b) the payment of a stock dividend on any other class of the Company's stock, or (c) any subdivision or combination of the shares of any other class of the Company's stock, or (d) any reclassification of any other class of the Company's stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the RSU.

11.
After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Grantee shall, at no additional cost, be entitled upon any vesting of a RSU, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the RSU shall then be so vested, the number and class of shares of stock or other securities to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Grantee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such RSU shall then be so vested. Comparable rights shall accrue to the Grantee in the event of successive mergers or consolidations of the character described above. Anything contained herein or in the Agreement to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation, the unvested RSU shall terminate; but if a period of six months from the date of the Agreement shall have expired, immediately prior to such dissolution, liquidation, merger or consolidation, the RSU shall convert to shares of Stock, without regard to the installment provisions of Article 2 hereof but subject to any other limitation contained herein or in the Agreement on the vesting of the RSU in effect on the date of conversion. In the event of any other event affecting Stock, an appropriate adjustment shall be made in the number and price of shares remaining under, and other terms and provisions of, the RSU. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion, and such determination shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the RSU.

Exhibit 10-P-16 (Continued)

12.
Grantee acknowledges and agrees that, in order for the Company to perform its requirements under the Plan, and to calculate any tax liability that Grantee may have relating to the RSU Grant, the Company may process, for an indefinite period of time personal data about Grantee. Such data includes, but is not limited to, the information provided in the grant materials and any changes thereto, and other appropriate personal data about Grantee, including information about Grantee's participation in the Plan, grants under the Plan, and Grantee's individual tax rate, income, and/or other information used in determining Grantee's applicable tax rate from time to time. Grantee also hereby gives for an indefinite period of time explicit consent to the Company to collect, use, store and transfer any such personal data for use in the United Stats of America or any other required location. The legal persons for whom the personal data is intended include the Company and any of its subsidiaries, the outside Plan or program administrator(s) as selected by the Company form time to time, the Company's independent registered public accounting firm, and any other person that the Company may deem appropriate in its administration of the Plan. Grantee agrees that she or she has been informed that the provision of personal data is voluntary. Grantee understands that the transfer of the information outlined here is important to the administration of the Plan. Grantee's consent is given freely and is valid as long as it is needed for the administration of the Plan or to comply with applicable legal requirements. Grantee's failure to consent to the Company's collection, use, storage and transfer of such personal data may limit Grantee's right to participate in the Plan. For purposes of this paragraph, the term "Company" shall be deemed to include Ford Motor Company, my employer, and any other affiliate of Ford Motor Company involved in the administration of the Plan.

13.
Grantee acknowledges that the Company is entitled to terminate the Plan unilaterally, and Grantee hereby waives any right to receive Plan benefits in the event that the Plan is terminated or Grantee's right to receive shares of Stock from any unvested RSUs otherwise terminates under the terms of the Agreement. Grantee further acknowledges that the Company's grant of the RSUs to the Grantee is not an element of the Grantee's compensation and that the RSU is awarded in the Company's discretion. The value of the RSU Grant shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Grantee's benefits under any employee benefit plan sponsored by the Company except as such plan otherwise expressly provides. Grantee further acknowledges that receipt of the RSU does not entitle Grantee to any further grants of RSUs in the future, and that the Company does not guarantee that benefits under the Plan will have a particular value or be granted to Grantee in the future.

14.
Notwithstanding any of the other provisions of the Agreement or these terms and conditions, the Company will not be obligated to issue any shares or deliver any cash pursuant to the Agreement if issuance of such shares or delivery of such cash would constitute a violation by the Grantee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of shares or delivery of cash pursuant to the vesting of any RSU to comply with any law or any regulation of any governmental authority.

15.	Every notice relating to the Agreement shall be in writing and shall be given by registered mail with return receipt requested. All notices to the Company shall be addressed to:

Smith Barney, Inc.
Ford Service Center
1001 Page Mill Road
Bldg. 4, Suite 101
Palo Alto, CA 94304, USA

Phone No.:
1-877-664-FORD (3673) (U.S.)
1-212-615-7009 (Non-U.S.)
Fax No.: 1-650-494-2561

Exhibit 10-P-16 (Continued)

All notices by the Company to the Grantee shall be addressed to the current address of the Grantee as shown on the records of the Company. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Grantee at his or her last designated address shall be effective to bind any other person who shall acquire rights under the Agreement.

16.
Whenever the term Grantee is used in any provision of the Agreement or these terms and conditions under circumstances such that the provision should logically apply to any other person or persons designated as a beneficiary pursuant to the provisions of Article 6 hereof, or to whom the RSU, in accordance with the provisions of Article 7 hereof, may be transferred, the term Grantee shall be deemed to include such person or persons.

17.	The Agreement has been made in and it and these terms and conditions shall be construed in accordance with the laws of the State of Michigan.